Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-257787 and File No. 333-271513) and Form F-3 (File No. 333-271512) of our report dated April 26, 2024 with respect to the audited consolidated financial statements of Ebang International Holdings Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 26, 2024